Exhibit 10.32

FIRST AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

This First Amendment to Amended and Restated Credit Agreement (this “Amendment”) is made effective as of December 23, 2008 (the “Effective Date”), by and among The Teachers’ Retirement System of Alabama (“Teachers’ Retirement System”), The Employees’ Retirement System of Alabama (“Employees’ Retirement System”), Judicial Retirement Fund, PEIRAF-Deferred Compensation Plan, and Public Employees Individual Retirement Account Fund, (each, a “Lender” and collectively, the “Lenders”), Teacher’s Retirement System, as Agent for the Lenders (the “Agent”) and Bell Microproducts Inc., a California corporation (the “Borrower”).

R E C I T A L S

A. Borrower and the Lenders, including the Agent, are parties to that certain Amended and Restated Credit Agreement, dated as of June 30, 2008 (the “Credit Agreement”). Unless otherwise defined in this Amendment, capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement.

B. In accordance with the Credit Agreement, Borrower has agreed to grant a security interest in its Accounts to and for the benefit of the Lenders and the Agent, which security interest shall be subordinate in all respects to the security interests in such Accounts in favor of the holders of Senior Indebtedness, on the terms and conditions set forth in this Amendment and in a new Security Agreement, all as more particularly described below.

NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

Section 1. Certain Acknowledgments.

(a) The Borrower hereby represents and warrants to the Lenders and the Agents that, pursuant to that certain Amended and Restated Loan and Security Agreement among the Borrower, Bell Microproducts – Future Tech, Inc., Rorke Data, Inc., Bell Microproducts Canada – Tenex Data ULC, Total Tec Systems, Inc. and Forefront Graphics US Inc., as borrowers, Bell Microproducts Canada Inc., and Bell Microproducts Mexico Shareholder, LLC, as guarantors, Wachovia Capital Finance Corporation (Western) (“Wachovia Capital Finance”), as Administrative Agent, Bank of America, N.A., as Co-Agent (together with Wachovia Capital Finance, the “Senior Bank Agents”), and the other lenders named therein, dated as of September 29, 2008 (the “New Senior Credit Agreement”), the Borrower and the other credit parties named therein have refinanced both the indebtedness previously evidenced and governed by the Wachovia Bank Group Senior ABL Agreement and the indebtedness previously evidenced and governed by the Wachovia Bank Group Senior ABS Agreement, and that the Wachovia Bank Group Senior ABS Agreement has been effectively terminated.

(b) Pursuant to the Credit Agreement, a refinancing, refunding, renewal or extension of the Senior Indebtedness referred to in Section 1(a) above will, itself, constitute “Senior Indebtedness”, as that term is defined in the Credit Agreement; provided, that any increase in the principal amounts of any such Indebtedness incurred in connection with any such extension, renewal, refunding or refinancing will not constitute Senior Indebtedness unless, at the time of such extension, renewal, refunding or refinancing, no Event of Default or Default then exists and, on a pro forma basis (assuming the full funding of such increased principal Indebtedness), the financial covenants contained in Sections 6.2(a), 6.2(g) and 6.2(h) of the Credit Agreement are satisfied. Accordingly, on or prior to the date hereof, Borrower has delivered to the Agent the certificate described in Section 4(g) below, evidencing the satisfaction of the foregoing financial covenants (the “Amendment Certificate”).

(c) Each of the Lenders and Agent hereby acknowledge that, based on the Amendment Certificate, the indebtedness evidenced and governed by the New Senior Credit Agreement constitutes “Senior Indebtedness”, as that term is defined in the Credit Agreement.

Section 2. Grant of Security Interest in Borrower’s Accounts. Pursuant to Section 2.4(c) of the Credit Agreement, the Borrower hereby agrees to grant a security interest in and to all of the Borrower’s Accounts, as additional Collateral for all of the Obligations, which security interest shall be subordinate in all respects to the Senior Indebtedness, but senior to any other claim with respect to such Accounts. Accordingly, and in order to ratify and confirm the previous grant of security interests in the Collateral owned by the Borrower as security for the Obligations pursuant to the 2000 Security Agreement and the 2007 Security Agreement, the Borrower hereby agrees to execute and deliver a Security Agreement in favor of the Agent and the Lenders, in substantially the form set forth as Exhibit A attached hereto (and with all attachments thereto completed), which Security Agreement will be delivered contemporaneously with the execution and delivery of this Agreement.

Section 3. Conditions to Effectiveness. The effectiveness of the Lenders’ agreements contained in this First Amendment are subject to the satisfaction of the following conditions:

(a) Executed Documents. Each of the Lenders and the Agent shall have received fully executed copies of this Amendment and the Security Agreement referred to in Section 2 hereof, each in form and substance satisfactory to it and its counsel.

(b) Consent of Holders of Senior Indebtedness. The Borrower shall have obtained, and provided to the Lenders and the Agent (i) the consent of the holders of the Senior Indebtedness outstanding under the New Senior Credit Agreement (or, if authorized to do so, the Senior Agents) to the amendment of the Credit Agreement in the manner contemplated herein, and to the grant of the security interest in Borrower’s Accounts pursuant to the Security Agreement referred to in Section 2 hereof, and (ii) the waiver of the prohibitions and restrictions applicable to this Amendment contained in the New Senior Credit Agreement (including, without limitation, the provisions of Section 9.9 thereof).

(c) Payment of Fees and Expenses. The Borrower shall have paid to the Agent the reasonable legal fees and expenses of the Lenders’ and Agent’s legal counsel incurred in connection with this Amendment.

(d) Attachments to Security Agreements. To the extent not previously provided to the Agent, the Borrower shall have provided to the Agent fully completed Attachments to each of the Security Agreements referred to in Section 2.4(b) of the Credit Agreement.

(e) No Default. No Default or Event of Default under the Credit Agreement shall exist.

(f) Representations and Warranties; Performance of Covenants. The representations and warranties of the Borrower contained herein and in the Credit Agreement shall be correct in all material respects and the Borrower shall have performed each of the covenants on its part to be performed under the Credit Agreement.

(g) Amendment Certificate. The Borrower shall have executed and delivered to the Agent the Amendment Certificate described in Section 1(b) hereof.

Section 4. Representations and Warranties. The Borrower hereby represents and warrants to and for the benefit of the Lenders and the Agent as follows:

(a) The execution, delivery and performance by the Borrower of this Amendment and the performance by the Borrower of the Credit Agreement, as amended hereby, (i) have been duly authorized by all requisite corporate action on the part of the Borrower, (ii) do not require the consent or approval of any Governmental Authority or any third party, (iii) do not and will not violate (A) any provision of any law, statute, rule or regulation or the certificate of incorporation or by-laws of the Borrower, (B) any order of any court, administrative body or arbitrator or any rule regulation or order of any Governmental Authority binding upon the Borrower or any of its Subsidiaries, or any of their respective properties, or (C) any provision of any loan or credit agreement, indenture, mortgage or other agreement or instrument to which the Borrower or any of its Subsidiaries is a party or by which any of them or any of their respective properties are or may be bound, and (iv) do not and will not result in any breach of, constitute (alone or with notice or lapse of time or both) a default under or trigger to any right of acceleration under, any such loan or credit agreement, indenture, mortgage or other agreement or instrument.

(b) As of the date hereof, and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing under the Credit Agreement and the Notes.

(c) This Amendment, and the Credit Agreement as amended hereby, constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, except such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5. Miscellaneous.

(a) The Borrower shall pay all reasonable fees and expenses, including reasonable attorneys’ fees and expenses, incurred by the Agent or the Lenders in connection with the transactions contemplated by this Amendment.

(b) No term, covenant, agreement or condition of this Amendment or the Credit Agreement as amended hereby may be amended or waived unless such amendment or waiver is in writing and is signed by the Borrower, the Agent and each of the Lenders. No failure or delay by the Agent or any Lender in exercising any right hereunder, or under the Credit Agreement as amended hereby, shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

(c) This Amendment is intended as a separate agreement between the Borrower, on the one hand, and the Agent and each of the Lenders, on the other hand. This Amendment shall be construed together with and as part of the Credit Agreement and the Notes. Except as expressly amended pursuant to this Amendment, the terms, covenants and conditions contained in the Credit Agreement and the Notes are hereby ratified and confirmed in all respects and each of the Notes and, as amended hereby, the Credit Agreement, shall remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered subsequent to the date of the effectiveness of this Amendment may refer to the Credit Agreement without making specific reference to this Amendment, and all such references nevertheless shall be deemed to include, unless the context otherwise requires, this Amendment.

(d) This Amendment, and the Credit Agreement as amended hereby shall be governed by and construed in accordance with the laws of the State of Alabama, without regard to its conflicts of laws principles.

(e) This Amendment may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

(The signature pages follow)

IN WITNESS WHEREOF, the Borrower, the Agent and the Lenders have caused this First Amendment to Amended and Restated Credit Agreement to be executed as of the day and year first above written.

THE BORROWER:	BELL MICROPRODUCTS INC.

	By:	/s/ William E. Meyer
	Name:	William E. Meyer
	Title:	Executive Vice President and Chief Financial Officer

THE LENDERS:	THE TEACHERS’ RETIREMENT SYSTEM OF ALABAMA

	By:	/s/ David G. Bronner
	Name:	David G. Bronner
	Title:	Chief Executive Officer

THE EMPLOYEES’ RETIREMENT SYSTEM OF ALABAMA

	By:	/s/ David G. Bronner
	Name:	David G. Bronner
	Title:	Chief Executive Officer

STATE EMPLOYEES’ HEALTH INSURANCE FUND

	By:	/s/ David G. Bronner
	Name:	David G. Bronner
	Title:	Chief Executive Officer

JUDICIAL RETIREMENT FUND

	By:	/s/ David G. Bronner
	Name:	David G. Bronner
	Title:	Chief Executive Officer

PEIRAF-DEFERRED COMPENSATION PLAN

	By:	/s/ David G. Bronner
	Name:	David G. Bronner
	Title:	Chief Executive Officer

PUBLIC EMPLOYEES INDIVIDUAL RETIREMENT ACCOUNT FUND

	By:	/s/ David G. Bronner
	Name:	David G. Bronner
	Title:	Chief Executive Officer